Exhibit 99
NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES TO PRESENT AT THE BANK OF AMERICA 2007 CONSUMER CONFERENCE

HOUSTON, TX, March 8, 2007 - Stage Stores, Inc. (NYSE: SSI) announced today that it will make a presentation at the Bank of America 2007 Consumer Conference on Thursday, March 15, 2007, at 10:40 a.m. Eastern Time.  The conference is being held at The New York Palace Hotel in New York City.

A live webcast of the presentation will be available.  To access the webcast, log on to the Company's web site at www.stagestores.com and then click on Investor Relations, then Webcasts, then the webcast link.  A replay of the presentation will be available online for approximately 30 days.

The Company noted that the PowerPoint presentation that management will use at the Bank of America Conference will be available for viewing in the Investor Relations section of the Company’s web site prior to the start of their presentation.

About Stage Stores

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 655 stores located in 33 states.  The Company operates under the Bealls, Palais Royal and Stage names throughout the South Central states, and under the Peebles name throughout the Midwestern, Southeastern, Mid-Atlantic and New England states.  For more information about Stage Stores, visit the Company’s web site at www.stagestores.com.

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